As filed with the Securities and Exchange Commission on February 8, 2017

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0494517
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of Principal Executive Offices) (Zip Code)

MYRIAD GENETICS, INC. 2010 EMPLOYEE, DIRECTOR AND

CONSULTANT EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

MARK C. CAPONE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

MYRIAD GENETICS, INC.

320 Wakara Way

Salt Lake City, Utah 84108

(801) 584-3600

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value	5,590	$15.77	$ 88,154.30	$ 10.22
	2,500,000	$15.77	$39,425,000.00	$4,569.36
Total:	2,505,590		$39,513,154.30	$4,579.58

(1)	The number of shares of common stock, par value $.01 per share (“Common Stock”), stated above consists of (i) 5,590 additional shares of Common Stock not previously registered which may hereafter be issued under the Myriad Genetics, Inc. 2010 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2010 Plan”), that have been carried over from the Company’s 2003 Employee, Director and Consultant Option Plan between January 26, 2016 and December 31, 2016, pursuant to Section 3(a)(ii) of the 2010 Plan; and (ii) 2,500,000 additional shares of Common Stock not previously registered which may hereafter be issued under the 2010 Plan pursuant to an amendment to the 2010 Plan adopted by the Company’s stockholders on December 1, 2016. The maximum number of shares which may be sold under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: in the case of shares of Common Stock to be issued in connection with equity awards that have not yet been granted or shares of Common Stock that have not yet been issued, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The NASDAQ Global Select Market as of a date (February 3, 2017) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-182325) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-182325) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

(5.1)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

(23.2)	Consent of Independent Registered Public Accounting Firm

(24.1)	Powers of Attorney (included on signature page)

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on February 8, 2017.

MYRIAD GENETICS, INC.

By	/s/ Mark C. Capone
Mark C. Capone President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Mark C. Capone and R. Bryan Riggsbee, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Myriad Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Mark C. Capone Mark C. Capone	President and Chief Executive Officer and Director (principal executive officer)	February 8, 2017

By:	/s/ R. Bryan Riggsbee R. Bryan Riggsbee	Chief Financial Officer (principal financial and accounting officer)	February 8, 2017

By:	/s/ John T. Henderson John T. Henderson, M.D.	Chairman of the Board	February 8, 2017

By:	/s/ Walter Gilbert Walter Gilbert, Ph.D.	Vice Chairman of the Board	February 8, 2017

By:	/s/ Lawrence C. Best Lawrence C. Best	Director	February 8, 2017

By:	/s/ Dennis H. Langer Dennis H. Langer, M.D., J.D.	Director	February 8, 2017

	Signature	Title	Date

By:	/s/ S. Louise Phanstiel S. Louise Phanstiel	Director	February 8, 2017

By:	/s/ Heiner Dreismann Heiner Dreismann, Ph.D.	Director	February 8, 2017

MYRIAD GENETICS, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description

(5.1)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

(23.2)	Consent of Independent Registered Public Accounting Firm

(24.1)	Powers of Attorney (included on signature page)